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                                                                     EXHIBIT 5.1


                                 March 10, 2004



Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089

     RE:  REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-113033)

Ladies and Gentlemen:

     We have examined the registration statement on Form S-4 (File No. 333-113033), as amended (as such may be further amended or supplemented, the "Registration Statement"), filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the shares of your Common Stock, par value $0.00001 per share (the "Shares"), to be issued in connection with the merger of Nerus Acquisition Corp., a Delaware corporation and your wholly owned subsidiary, with and into NetScreen Technologies, Inc., a Delaware corporation, as described in the Registration Statement (the "Transaction"). As your counsel in connection with the Transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares in the Transaction.

     It is our opinion that, when issued in the manner described in the Registration Statement following approval by your stockholders of such issuance and in accordance with the resolutions adopted by your Board of Directors, the Shares will be duly authorized, legally and validly issued, fully paid and non-assessable.

     We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI